SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 11, 2006
Dean Foods Company
(Exact name of registrant as specified in charter)

Delaware	1-12755	75-2559681

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2515 McKinney Avenue, Suite 1200
Dallas, TX 75201

(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (214) 303-3400
Not Applicable.

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On May 11, 2006, Dean Foods Company (the “Company”) and the subsidiary guarantors named therein (the “Guarantors”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., for itself and on behalf of the several underwriters listed on Schedule II to the Underwriting Agreement (the “Underwriters”) for the sale by the Company of $500.0 million aggregate principal amount of 7.000% Senior Notes due 2016 (the “Notes”). The offering is being made under the Company’s shelf registration statement on Form S-3 (File No. 333-130309), filed with the Securities and Exchange Commission on December 14, 2005, as amended by post-effective amendment no. 1 (such registration statement, as amended, the “Registration Statement”) and by a prospectus supplement dated May 11, 2006. The Underwriters will purchase the Notes from the Company at 98.3915% of their principal amount. The Notes will be issued under an indenture to be entered into among the Company, the Guarantors and The Bank of New York Trust Company, N.A. (the “Trustee”), as supplemented by supplemental indenture no. 1 to be entered into among the Company, the Guarantors and the Trustee. The offering is scheduled to close on May 17, 2006, subject to customary closing conditions.
     The Underwriters have performed investment banking and advisory services for the Company from time to time for which they have received customary fees and expenses. The Underwriters and their affiliates also engage in various general financing and commercial banking transactions with the Company and its affiliates. In particular, affiliates of certain of the Underwriters are lenders under the Company’s senior secured revolving credit facility, borrowings under which will be reduced with the net proceeds of the offering. The Underwriters may, from time to time, engage in transactions with and perform services for the Company and its subsidiaries in the ordinary course of their business.
     The description above is a summary and is qualified in its entirety by the Underwriting Agreement, filed herewith as Exhibit No. 1.1 and incorporated by reference herein.
Item 8.01 Other Events.
     In connection with the issuance of the Notes, Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has delivered an opinion to the Company, dated May 11, 2006, regarding the legality of the Notes upon issuance and sale thereof. A copy of the opinion as to legality is attached as Exhibit 5.1 hereto.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
     See the Exhibit Index attached hereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2006	DEAN FOODS COMPANY
	By:	/s/ Steven J. Kemps
Steven J. Kemps
Senior Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 11, 2006, among the Company, the subsidiary guarantors named therein and Citigroup Global Markets Inc., on behalf of itself and as representative of the several underwriters listed on Schedule II thereto.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).